   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 1994
                                                        REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             -------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             -------------------
                                  SALOMON INC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                DELAWARE                            22-1660266
        (STATE OF INCORPORATION)       (I.R.S. EMPLOYER IDENTIFICATION NO.)
                           SEVEN WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                                (212) 783-7000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             -------------------
                       ARNOLD S. OLSHIN, ESQ., SECRETARY
                                  SALOMON INC
                           SEVEN WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                                (212) 783-7000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             -------------------
                                  COPIES TO:
         JOHN W. WHITE, ESQ.                   ALAN L. BELLER, ESQ.
       CRAVATH, SWAINE & MOORE          CLEARY, GOTTLIEB, STEEN & HAMILTON
          825 EIGHTH AVENUE                      ONE LIBERTY PLAZA
      NEW YORK, NEW YORK 10019               NEW YORK, NEW YORK 10006
                             -------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective as determined by market conditions.
                             -------------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
                             -------------------
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

                             -------------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                        PROPOSED
                                          PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF     AMOUNT        MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED        REGISTERED(1)  PER UNIT(2)     PRICE(2)       FEE
- -------------------------------------------------------------------------------
Index Warrants.........  $150,000,000       100%      $150,000,000   $51,725

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) In United States dollars or the equivalent thereof in one or more foreign or composite currencies.
(2) Estimated solely for the purpose of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION NOVEMBER 15, 1994
PROSPECTUS
SALOMON INC

INDEX WARRANTS

Salomon Inc (the "Company") intends to issue from time to time warrants ("Warrants") entitling the holders thereof (the "Holders") to receive, upon exercise, an amount in cash or a number of securities that will be determined by reference to prices, yields, levels or other specified objective measures (any such measure, an "Index"), or changes in an Index or differences between two or more Indexes. If so specified in the applicable Prospectus Supplement, Warrants may have a minimum expiration value or a maximum value on exercise. The assets by reference to which an Index is determined (the "Underlying Assets") may be one or more specified U.S. or foreign securities or securities indexes or one or more foreign or composite currencies or foreign or composite currency indexes, or a combination thereof. The Warrants will have an aggregate initial public offering price or purchase price of up to U.S. $150,000,000 or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Unit (the "ECU"). The Prospectus Supplement applicable to any series of Warrants will set forth the terms on which the Warrants of such series are offered for sale.

With regard to the series of Warrants in respect of which this Prospectus is being delivered, the Prospectus Supplement will set forth, in each case to the extent applicable, the aggregate amount and offering price of such Warrants; certain information regarding the relevant Index or Indexes and the related Underlying Assets; the date on which the right to exercise such Warrants commences and the expiration date of such Warrants; the manner in which such Warrants may be exercised and any restrictions on, or other special provisions relating to, their exercise; whether and under what circumstances such Warrants may be automatically exercised or cancelled by the Company prior to their expiration date; the method by which any payment or distribution with respect to such Warrants will be calculated by reference to the applicable Index or Indexes; whether and under what conditions any such payment or distribution, or the calculation thereof, may be delayed or postponed; the currency or composite currency in which such Warrants will be denominated and any payments or distributions thereon made; the amount payable on cancellation of such Warrants; the amount payable on any delay or postponement of exercise or valuation of such Warrants; any minimum or maximum amount payable upon, and the circumstances in which such amount would be payable in respect of, such Warrants; any national securities exchange on, or self-regulatory organization with, which such Warrants will be listed; certain U.S. federal income tax consequences relating to such Warrants; and any other specific terms of, or information regarding, such Warrants.

THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING RISKS ARISING FROM FLUCTUATIONS IN THE VALUES OF THE UNDERLYING ASSETS, RISKS RELATING TO THE INDEX OR INDEXES BY WHICH PAYMENTS OR DISTRIBUTIONS ON THE WARRANTS ARE CALCULATED, GENERAL RISKS APPLICABLE TO THE SECURITIES OR CURRENCY MARKETS ON WHICH THE UNDERLYING ASSETS ARE TRADED AND, IN THE CASE OF CERTAIN WARRANTS, FOREIGN EXCHANGE, INTEREST RATE, THIRD PARTY ISSUER AND OTHER RISKS. PURCHASERS SHOULD RECOGNIZE THAT THEIR WARRANTS, OTHER THAN WARRANTS HAVING A MINIMUM EXPIRATION VALUE, MAY EXPIRE WORTHLESS. PURCHASERS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS AND ARE ADVISED TO CONSIDER CAREFULLY THE INFORMATION UNDER "SPECIAL CONSIDERATIONS RELATING TO THE WARRANTS" HEREIN AND "RISK FACTORS RELATING TO THE WARRANTS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Warrants may be sold by the Company directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters. Any such agents, managing underwriters or underwriters in the United States will include Salomon Brothers Inc ("Salomon Brothers"). If underwriters or agents are involved in the offering of any Warrants, the names of such underwriters or agents will be set forth in the applicable Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Warrants, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the applicable Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Warrants less such discount in the case of an offering through an underwriter or the purchase price of the Warrants less such commission in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Warrants.

The Company or one or more of its subsidiaries may from time to time purchase or acquire a position in the Warrants and may, at its option, hold, resell, cancel or exercise such Warrants. Salomon Brothers expects to offer and sell previously issued Warrants from time to time in the course of its business as a broker-dealer and may act as principal or agent in such transactions. This Prospectus and the related Prospectus Supplements may be used by the Company or any of its subsidiaries, including Salomon Brothers, in connection with such transactions.

- ---------------------
SALOMON BROTHERS INC
- ---------------------------------------------------------------------------

The date of this Prospectus is November  , 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Warrants. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to
Section 13 of the Exchange Act (File No. 1-4346) are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 10-K"); (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 and (iii) the Current Reports on Form 8-K dated January 12, 1994, January 18, 1994, January 27, 1994, March 7, 1994, April 25, 1994, July 6, 1994, July 21, 1994,
October 6, 1994, October 11, 1994 and October 20, 1994.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Warrants shall be deemed to be incorporated by reference in this Prospectus.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Corporate Secretary, Salomon Inc, Seven World Trade Center, New York, New York 10048. Telephone requests for such copies should be directed to the Corporate Secretary at (212) 783-7000.

                               ----------------

  References herein to "U.S. dollar", "dollar", "U.S.$" or "$" are to the lawful currency of the United States of America.

                                  SALOMON INC

  Salomon Inc was incorporated in 1960 under the laws of the State of Delaware. Its major operating units are engaged principally in securities, commodities trading and oil refining activities. Securities and related activities are conducted by Salomon Brothers Holding Company Inc and its subsidiaries and commodities trading by the Phibro Division of the Company. Oil refining activities are conducted by Phibro Energy USA, Inc., the owner of several oil refineries and other asset-based businesses. At December 31, 1993, the Company employed 8,640 people.

  The Company's principal executive offices are located at Seven World Trade Center, New York, New York 10048 (telephone (212) 783-7000). Its registered office in Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                USE OF PROCEEDS

  All or a portion of the proceeds to be received by the Company from the sale of each series of Warrants may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the Underlying Assets on which the related Index is based, or options, futures contracts, forward contracts or swaps, or options on the foregoing, relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other Index-related risk with respect to such Warrants. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or Index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the exercise of the Warrants. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. The remainder of such proceeds will be used by the Company or its subsidiaries for general corporate purposes. Such uses may include the funding of investments in, or extensions of credit to, subsidiaries and affiliates, and the lengthening of the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of matured indebtedness.

                SPECIAL CONSIDERATIONS RELATING TO THE WARRANTS

  The Warrants involve a high degree of risk, including risks arising from fluctuations in the values of the Underlying Assets, risks relating to the Index or Indexes by which payments or distributions on the Warrants are calculated, general risks applicable to the securities or currency markets on which the Underlying Assets are traded and, in the case of certain Warrants, foreign exchange, interest rate, third party issuer and other risks. Purchasers should recognize that their Warrants, other than Warrants having a minimum expiration value, may expire worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their Warrants, and are advised to consider carefully the information set forth herein and under "Risk Factors Relating to the Warrants" in the applicable Prospectus Supplement. Prospective purchasers of the Warrants should be experienced with respect to options and options transactions and understand the risks of the applicable Index or Indexes (and, if applicable, foreign currency transactions) and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Warrants in light of their particular financial circumstances, the information set forth below and under "Description of the Warrants" herein and the information regarding the Warrants, the Index or Indexes and the Underlying Assets set forth in the applicable Prospectus Supplement.

                          DESCRIPTION OF THE WARRANTS

  The following description of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Warrants so offered will be described in such Prospectus Supplement.

  Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as described in the Prospectus Supplement relating to such Warrants. A single bank or trust company may act as Warrant Agent for more than one series of Warrants. The Warrant Agent for a series of Warrants will act solely as the agent of the Company under the applicable Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such Warrants. A copy of the form of Warrant Agreement, including the form of warrant certificate (the "Warrant Certificate," or, if issued in global form, the "Global Certificate"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrants and the form of Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Warrant Agreement and the Warrant or Global Certificate.

GENERAL

  The Warrant Agreement for a series of Warrants will not limit the number of Warrants that may be issued thereunder. The Company will have the right to "reopen" a previously offered series of Warrants and to issue additional Warrants of such series.

  Each Warrant will entitle its Holder to receive from the Company, upon exercise, including any automatic exercise, an amount in cash or a number of securities that will be determined by reference to prices, yields, levels or other specified objective measures (any such measure, an "Index"), or changes in an Index or differences between two or more Indexes. The assets by reference to which an Index is determined (the "Underlying Assets") may be one or more specified U.S. or foreign securities or securities indexes or one or more foreign or composite currencies or foreign or composite currency indexes, or a combination thereof. The Prospectus Supplement for a series of Warrants will set forth the formula or methodology pursuant to which the amount payable or distributable on the Warrants of such series will be determined by reference to the relevant Index or Indexes.

  Certain Warrants will, if specified in the Prospectus Supplement, entitle the Holder to receive from the Company, upon exercise or expiration or under certain other circumstances, a minimum or maximum amount.

  The Prospectus Supplement applicable to any series of Warrants will set forth any circumstances under which the payment or distribution, or the determination of the payment or distribution, on the Warrants may be postponed and the period for which such payment or distribution or determination may be postponed. Conversely, the Warrants may be subject to early exercise or cancellation in certain circumstances described in the applicable Prospectus Supplement. The amount due, or the means by which to calculate the amount due, on the Warrants after any such delay or postponement, or after any such early exercise or cancellation, will be set forth in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the Company will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities or currencies (including the Underlying Assets), other than make payment of any cash or distribute any securities due on the Warrants, from or to Holders pursuant to the Warrants.

  Unless otherwise specified in the Prospectus Supplement, the Warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, Holders will be entitled to receive in cash or securities, depending on the terms of the applicable Prospectus Supplement, the cash amount or the number of securities due, if any, on such exercise of the Warrants.

  Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants offered thereby for the terms of such Warrants, including, where applicable: (i) the aggregate number of such Warrants; (ii) the offering price of such Warrants; (iii) the Index or Indexes by reference to which payments or distributions on such Warrants will be determined; (iv) certain information regarding the Underlying Assets; (v) the amount due, or the means by which the amount due may be calculated, on exercise of such Warrants, including automatic exercise, or upon cancellation; (vi) the date on which such Warrants may first be exercised and the date on which they expire; (vii) any minimum number of Warrants exercisable at any one time; (viii) any maximum number of such Warrants that may, subject to the Company's election, be exercised by all Holders (or by any person or entity) on any day; (ix) any provisions permitting a Holder to condition an exercise of such Warrants; (x) the method by which the Warrants may be exercised; (xi) the currency in which such Warrants will be denominated and in which payments on such Warrants will be made or the securities that may be distributed in respect of the Warrants;
(xii) the method of making any foreign currency translation applicable to payments or distributions on such Warrants; (xiii) the method of providing for a substitute Index or Indexes or otherwise determining the amount payable in connection with the exercise of such Warrants if an Index changes or is no longer available; (xiv) the time or times at which amounts will be payable in respect of such Warrants following exercise or automatic exercise; (xv) any national securities exchange on, or self-regulatory organization with, which such Warrants will be listed; (xvi) any provisions for issuing such Warrants in certificated form; (xvii) if such Warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on such Warrants will be made; and (xviii) any other terms of such Warrants.

  Prospective purchasers of Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Warrants. The Prospectus Supplement relating to each series of Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Warrants are urged to consult their own tax advisors prior to any acquisition of Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

  Subject to the rules of the Depository, and unless otherwise specified in the Prospectus Supplement, the Warrants offered thereby will be issued in the form of a single Global Certificate that will be deposited with, or on behalf of, a depository (the "Depository"), which shall be, unless otherwise specified in the applicable Prospectus Supplement, the Depository Trust Company, New York, New York ("DTC"). Warrants will be registered in the name of the Depository or a nominee of the Depository. Unless and until it is exchanged in whole or in part for the individual Warrants represented thereby, a Global Certificate may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

  The Company anticipates that the following provisions will apply to all depository arrangements.

  Upon the issuance of a Global Certificate, the Depository will credit, on its book-entry registration and transfer system, the respective numbers of the individual Warrants represented by such Global Certificate to the accounts of institutions that have accounts with the Depository ("participants"). The accounts to be credited shall be designated by the underwriters of such Warrants or, if such Warrants are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Certificate.

  The Depository's nominee for all purposes will be considered the sole Holder of the Warrants under the related Warrant Agreement. Except as set forth below, owners of beneficial interests in the Global Certificate will not be entitled to have any of the individual Warrants represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Warrants, and will not be considered the Holders thereof under the related Warrant Agreement.

  Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to, or payments or distributions made on account of beneficial ownership interests in, any Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depository for any Warrants, upon receipt of any payments in respect of a definitive Global Certificate representing any of such Warrants, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Certificate as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held though such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in "street name," and will be the responsibility of such participants.

  If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Warrant Certificates in exchange for the Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have certain Warrants represented by a Global Certificate and, in such event, will issue individual Warrant Certificates in exchange for such Global Certificate. Further, if the Company so specifies with respect to any Warrants, an owner of a beneficial interest in a Global Certificate may, on such terms acceptable to the Company and the Depository, receive individual Warrant Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in the Global Certificate will be entitled to have Warrant Certificates equal in aggregate number to such beneficial interest registered in its name and will thereafter be entitled to physical delivery of such Warrant Certificates. The registered owner of such Warrant Certificates will thereafter be entitled to receive any amounts payable in respect of the Warrants evidenced thereby upon surrender of such Warrant Certificates to the Warrant Agent in accordance with the procedures set forth in the related Prospectus Supplement.

  DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

LISTING

  Unless otherwise indicated in the Prospectus Supplement relating to a series of Warrants, the Warrants of each series will be listed on a national securities exchange or with a self-regulatory organization, the rules and regulations of which are filed with the Commission pursuant to Section 19(b) of the Exchange Act (a "Self-Regulatory Organization"), in each case as specified in such Prospectus Supplement. It is expected that such Self-Regulatory Organization will cease trading a series of Warrants as of the close of business on the related expiration date of such Warrants.

MODIFICATION

  Any Warrant Agreement and the terms of the related Warrants may be amended by the Company and the applicable Warrant Agent, without the consent of the Holders of any Warrants, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Warrants on any national securities exchange or with any other Self-Regulatory Organization or registration of such Warrants under the Exchange Act, permitting the issuance of individual Warrant Certificates to Holders, reflecting the issuance by the Company of additional Warrants of the same series or reflecting the appointment of a successor depository, or for any other purpose which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Warrants of the related series.

  The Company and the applicable Warrant Agent also may modify or amend any Warrant Agreement and the terms of the related Warrants, with the consent of the Holders of not less than a majority in number of the then outstanding Warrants of a series affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the amount to be paid or the securities to be distributed to the Holder or the manner in which such amount is to be determined, shortens the period of time during which such Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders of Warrants of a series or reduces the percentage of the number of outstanding Warrants of a series the consent of whose Holders is required for modification or amendment of such Warrant Agreement or the terms of the related Warrants, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

  If at any time there is a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of all or substantially all of the assets of the Company, then the successor or assuming corporation will succeed to and be substituted for the Company under each Warrant Agreement and the related Warrants, with the same effect as if it had been named in such Warrant Agreement and Warrants as the Company. The Company will thereupon be relieved of any further obligation under such Warrant Agreement and Warrants and may at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY HOLDERS

  Any Holder may, without the consent of the applicable Warrant Agent or any other Holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his Warrants.

                              PLAN OF DISTRIBUTION

  The Company may sell the Warrants in any of three ways: (i) through underwriters; (ii) directly to one or more purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Warrants being offered thereby will set forth the terms of the offering of such Warrants, including the names of any underwriters, the purchase price of such Warrants and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any national securities exchange on, or any other Self-Regulatory Organization with, which such Warrants will be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Warrants offered thereby.

  If underwriters are used in the sale of Warrants of any series, such Warrants will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Warrants may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Salomon Brothers. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Warrants will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Warrants offered by such Prospectus Supplement if any of such Warrants are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Warrants may also be sold directly by the Company or through agents designated by the Company from time to time. Any agents involved in the offer or sale of the Warrants of any series will be named, and any commissions payable by the Company to such agents will be set forth, in the related Prospectus Supplement. Such agents will include Salomon Brothers. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best-efforts basis for the period of its appointment.

  The Warrants, including additional Warrants of a previously offered series, may be sold on any national securities exchange on, or through any other Self-Regulatory Organization with, which the Warrants are listed.

  Any underwriters, dealers or agents participating in the distribution of the Warrants may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Warrants may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

  Salomon Brothers expects to offer and sell previously issued Warrants from time to time in the course of its business as a broker-dealer. Salomon Brothers may act as principal or agent in such transactions. This Prospectus and the related Prospectus Supplement will be used by Salomon Brothers in connection with such transactions. The Warrants may be offered or sold in such transactions on any national securities exchange on, or through any other Self-Regulatory Organization with, which the Warrants are listed. Sales will be made at prices related to prevailing prices at the time of sale.

  Salomon Brothers is an indirect wholly-owned subsidiary of the Company. Salomon Brothers' participation in the offer and sale of the Warrants in respect of which this Prospectus is delivered complies with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of Warrants on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. See "Special Considerations Relating to the Warrants" herein and "Risk Factors Relating to the Warrants" in the applicable Prospectus Supplement. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Warrants should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code.

  The Company and Salomon Brothers may each be considered a "party in interest" or a "disqualified person" with respect to many Plans. The purchase of Warrants by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transactions provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975 (e) (1) of the Code) and with respect to which the Company or Salomon Brothers is a service provider (or otherwise is a "party in interest" or "disqualified person") may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Warrants are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). Any pension or other employee benefit plan proposing to acquire any Warrants should consult with its counsel.

                                    EXPERTS

  The financial statements and related schedules included in the 1993 10-K have been audited by Arthur Andersen L.L.P., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

                                 LEGAL OPINIONS

  Certain legal matters relating to the Warrants will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York, and for any agents or underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

   Commission Registration Fee...................................... $   51,725
   Accounting Fees..................................................    200,000
   Warrant Agents' Fees and Expenses................................     90,000
   Blue Sky Fees and Expenses.......................................     10,000
   Printing and Engraving Fees......................................    200,000
   NASD Fee.........................................................     15,500
   Listing Fees.....................................................    250,000
   Legal Fees and Expenses..........................................    200,000
   Miscellaneous....................................................      5,500
                                                                     ----------
     Total.......................................................... $1,022,725
                                                                     ==========

- --------
  * All amounts are estimated except for the Commission registration fee and the NASD fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

  Article Fourteenth of the registrant's Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and Article Sixteenth of the registrant's Certificate of Incorporation provides for the elimination of the monetary liability of directors for certain actions as such. The registrant's Certificate of Incorporation, as amended, is filed as Exhibit 4(a) to the Registration Statement on Form S-3 (No. 2-84733) filed June 29, 1983,
Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1986 and Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.

  The registrant maintains insurance policies covering liabilities of directors and officers to the extent not covered by indemnification from the registrant, subject to the conditions and exclusions of the policies, deductible provisions, a maximum amount of coverage of $25 million and disputes with insurers about availability of coverage.

  For the undertaking with respect to indemnification, see Item 17 herein.

  See the Form of proposed Underwriting Agreement filed as Exhibit 1(a) for certain indemnification provisions.

ITEM 16. EXHIBITS.

    1(a) --Form of Underwriting Agreement for Index Warrants.
    4(a) --Form of proposed Warrant Agreement for Index Warrants, with form of proposed Warrant Certificate attached as Exhibit A thereto.
    5    --Opinion of Cravath, Swaine & Moore.
   12    --Calculation of Ratios of Earnings to Fixed Charges (incorporated by reference from Exhibit 12(a) to the Company's Quarterly Report on
          Form 10-Q for the quarter ended September 30, 1994).
   23(a) --Consent of Arthur Andersen L.L.P.
   23(b) --Consent of Cravath, Swaine & Moore (included in Exhibit 5).
   24    --Powers of Attorney.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

  (6) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALOMON INC CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 14TH DAY OF NOVEMBER, 1994.

                                          Salomon Inc

                                                   /s/ Arnold S. Olshin
                                          By: _________________________________
                                               (ARNOLD S. OLSHIN, SECRETARY)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH SALOMON INC AND ON THE DATES INDICATED.

             SIGNATURES                         TITLE                DATE
             ----------                         -----                ----

                  *                     Chief Executive          November 14,
- -------------------------------------    Officer, Chairman           1994
         (ROBERT E. DENHAM)              and Director

                  *                     Chief Financial          November 14,
- -------------------------------------    Officer                     1994
         (JEROME H. BAILEY)

         /s/ David C. Fisher            Principal Accounting     November 14,
- -------------------------------------    Officer and                 1994
          (DAVID C. FISHER)              Controller

                  *                     Director                 November 14,
- -------------------------------------                                1994
         (DWAYNE O. ANDREAS)

                  *                     Director                 November 14,
- -------------------------------------                                1994
         (WARREN E. BUFFETT)

                  *                     Director                 November 14,
- -------------------------------------                                1994
          (CLAIRE M. FAGIN)

                  *                     Director                 November 14,
- -------------------------------------                                1994
          (ANDREW J. HALL)

                  *                     Director                 November 14,
- -------------------------------------                                1994
        (GEDALE B. HOROWITZ)

                  *                     Director                 November 14,
- -------------------------------------                                1994
         (DERYCK C. MAUGHAN)

                  *                     Director                 November 14,
- -------------------------------------                                1994
          (WILLIAM F. MAY)

                  *                     Director                 November 14,
- -------------------------------------                                1994
         (CHARLES T. MUNGER)

                  *                     Director                 November 14,
- -------------------------------------                                1994
         (LOUIS A. SIMPSON)

                  *                     Director                 November 14,
- -------------------------------------                                1994
         (ROBERT G. ZELLER)
- --------
* The undersigned, by signing his name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above-indicated directors and officers of Salomon Inc pursuant to powers of attorney executed on behalf of each such director and officer.

        /s/ Arnold S. Olshin
By: _________________________________
(ARNOLD S. OLSHIN, ATTORNEY-IN-FACT)

                               INDEX TO EXHIBITS

                                                                                  SEQUENTIALLY
EXHIBIT                                                                             NUMBERED
NUMBER                                   EXHIBIT                                      PAGE
- -------                                  -------                                  ------------
 1(a)    --Form of Underwriting Agreement for Index Warrants.
 4(a)    --Form of proposed Warrant Agreement for Index Warrants, with form of proposed Warrant Certificate attached as Exhibit A thereto.
 5       --Opinion of Cravath, Swaine & Moore.
12       --Calculation of Ratios of Earnings to Fixed Charges (incorporated by reference from Exhibit 12(a) to the Company's Quarterly Report on Form
          10-Q for the quarter ended September 30, 1994).
23(a)    --Consent of Arthur Andersen L.L.P.
23(b)    --Consent of Cravath, Swaine & Moore (included in Exhibit 5).
24       --Powers of Attorney.

- --------